UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

DARDEN RESTAURANTS, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE AND OPPORTUNITY C LP
STARBOARD LEADERS DELTA LLC
STARBOARD LEADERS FUND LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
STARBOARD VALUE A LP
STARBOARD VALUE A GP LLC
STARBOARD VALUE R LP
STARBOARD VALUE R GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
BRADLEY D. BLUM
CHARLES M. SONSTEBY
ROBERT MOCK
CRAIG S. MILLER
BETSY S. ATKINS
MARGARET SHÂN ATKINS
JEAN M. BIRCH
JAMES P. FOGARTY
CYNTHIA T. JAMISON
WILLIAM H. LENEHAN
LIONEL L. NOWELL, III
ALAN N. STILLMAN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the 2014 annual meeting of shareholders of Darden Restaurants, Inc., a Florida corporation (the “Company”).

On June 2, 2014, Starboard Value LP issued the following press release.

STARBOARD DELIVERS LETTER TO DARDEN BOARD WITHDRAWING SPECIAL MEETING REQUEST

Believes Special Meeting is No Longer Good Use of Company Resources as Regardless of Special Meeting Outcome Sale of Red Lobster is Binding

Remains Committed to Replacing a Majority of the Board at the Annual Meeting

NEW YORK, June 2, 2014 -- Starboard Value LP (together with its affiliates, "Starboard"), one of the largest shareholders of Darden Restaurants, Inc. ("Darden" or the "Company") (NYSE: DRI), today announced that it has delivered a private letter to the Board of Directors of the Company (the “Board”) withdrawing its Special Meeting request delivered to Darden’s Corporate Secretary on April 22, 2014 regarding the Company’s proposed separation of Red Lobster.  In the letter, Starboard reiterated its disbelief that the Board committed to an irreversible, poorly structured, and clearly value destructive sale of Red Lobster prior to the Special Meeting and without requiring shareholder approval despite a clear shareholder directive to call the Special Meeting.  Starboard condemned the Board for rendering the Special Meeting moot by entering into a binding contract to sell Red Lobster that does not require shareholder approval.

Starboard believes that there is still substantial value to be unlocked at Darden.  Starboard believes that its time is therefore better spent on the remaining opportunities to enhance shareholder value.  Starboard remains committed to replacing a majority of the Board by electing a more qualified and more objective board that will commit to fairly representing shareholders, while putting in place a turnaround plan for Darden that will create substantial value.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. Starboard invests in deeply undervalued small cap companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, "Starboard"), intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the 2014 annual meeting of shareholders of Darden Restaurants, Inc. (the "Company").

STARBOARD ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THESE MATERIALS WITHOUT CHARGE UPON REQUEST.

The participants in this solicitation are Starboard Value and Opportunity Master Fund Ltd ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC ("Starboard S LLC"), Starboard Value and Opportunity C LP ("Starboard C LP"), Starboard Leaders Delta LLC ("Delta LLC"), Starboard Leaders Fund LP ("Leaders Fund"), Starboard Value LP, Starboard Value GP LLC ("Starboard Value GP"), Starboard Principal Co LP ("Principal Co"), Starboard Principal Co GP LLC ("Principal GP"), Starboard Value A LP ("Starboard A LP"), Starboard Value A GP LLC ("Starboard A GP"), Starboard Value R LP ("Starboard R LP"), Starboard Value R GP LLC ("Starboard R GP"), Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld, Bradley D. Blum, Charles M. Sonsteby, Robert Mock, Craig S. Miller, Betsy S. Atkins, Margaret Shan Atkins, Jean M. Birch, James P. Fogarty, Cynthia T. Jamison, William H. Lenehan, Lionel L. Nowell, III, and Alan N. Stillman.

As of the date hereof, Starboard V&O Fund directly owns 1,795,467 shares of common stock, no par value of the Company (the "Common Stock"), including 269,139 shares of Common Stock underlying call options exercisable within 60 days hereof. As of the date hereof, Starboard S LLC directly owns 409,516 shares of Common Stock. As of the date hereof, Starboard C LP directly owns 224,202 shares of Common Stock. Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 224,202 shares owned by Starboard C LP. Starboard R GP, as the general partner of Starboard R LP, may be deemed the beneficial owner of the 224,202 shares owned by Starboard C LP. As of the date hereof, Delta LLC directly owns 1,272,025 shares of Common Stock. Leaders Fund, as a member of Delta LLC, may be deemed the beneficial owner of the 1,272,025 shares owned by Delta LLC. Starboard A LP, as the general partner of Leaders Fund and the managing member of Delta LLC, may be deemed the beneficial owner of the 1,272,025 shares owned by Delta LLC. Starboard A GP, as the general partner of Starboard A LP, may be deemed the beneficial owner of the 1,272,025 shares owned by Delta LLC. As of the date hereof, Starboard Value LP beneficially owns 8,200,000 shares of Common Stock, consisting of shares of Common Stock owned directly by Starboard V&O Fund, Starboard S LLC, Starboard C LP and Delta LLC, and 4,498,790 shares of Common Stock held in certain managed accounts (the "Starboard Value LP Accounts"). Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co, and Messrs. Smith, Feld and Mitchell, each as a member of Principal GP and as a member of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed to be the beneficial owner of the aggregate of 8,200,000 shares of Common Stock owned directly by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Delta LLC and held in the Starboard Value LP Accounts. As of the date hereof, Mr. Blum directly owns 1,250 shares of Common Stock. As of the date hereof, Mr. Sonsteby directly owns 2,500 shares of Common Stock. As of the date hereof, Mr. Mock directly owns 1,318 shares of Common Stock. As of the date hereof, Mr. Miller directly owns 1,000 shares of Common Stock. As of the date hereof, Ms. Shân Atkins directly owns 150 shares of Common Stock.  As of the date hereof, Ms. Birch directly owns 250 shares of Common Stock.  As of the date hereof, Ms. Jamison directly owns 205 shares of Common Stock.  As of the date hereof, Mr. Lenehan directly owns 1,108 shares of Common Stock.  As of the date hereof, Mr. Stillman directly owns 100 shares of Common Stock.  As of the date hereof, Messrs. Fogarty and Nowell do not own any shares of Common Stock.  As of the date hereof, Ms. Betsy Atkins does not own any shares of Common Stock.